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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                  VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                     20-8870533
      (State of Incorporation                          (I.R.S. Employer
          or Organization)                            Identification No.)

                           1221 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020
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                   (Address of Principal Executive Offices)


        Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                    Name of Each Exchange On Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------
Common Share of beneficial interest                New York Stock Exchange
     $0.01 par value per share                     Chicago Stock Exchange


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-141816.


         Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.


         The shares (the "Shares") to be registered hereunder are common shares of beneficial interest, $0.01 par value per share of Van Kampen Dynamic Credit Opportunities Fund (the "Registrant"). A description of the Shares is contained under the heading "Description of Capital Structure" in the prospectus included in an amendment to the Registrant's registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on April 2, 2007 (Registration Nos. 333-141816 and 811-22043, respectively), as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on May 25, 2007, as further amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on June 26, 2007, and such description is incorporated herein by reference.


Item 2. Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 26, 2007




                                             VAN KAMPEN DYNAMIC CREDIT
                                             OPPORTUNITIES FUND


                                             By: /s/ Ronald E. Robison
                                                 -------------------------------
                                             Name:  Ronald E. Robison
                                             Title: President and Principal
                                                    Executive Officer